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                                                                    EXHIBIT 99.3

                     CONSENT OF PETRIE PARKMAN & CO., INC.



      We hereby consent to the use of our opinion letter dated July 8, 1999 to the Board of Directors of K N Energy Inc., which is included as Annex B to the Joint Proxy Statement/Prospectus forming a part of this Registration Statement, and to references to our firm and such opinion letter in such Joint Proxy Statement/Prospectus under the captions entitled "Summary -- The Merger -- Opinions of K N Energy Financial Advisors," "The Merger -- Background of the Merger," "The Merger -- Recommendation of the K N Energy Board; K N Energy's Reasons for the Merger" and "The Merger -- Opinions of Financial Advisors to K N Energy." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the "Securities Act"), and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.




                                   PETRIE PARKMAN & CO., INC.



                                   By:   /s/ JON HUGHES
                                      ----------------------------------
                                   Name:     Jon Hughes
                                        --------------------------------
                                   Title:    Principal
                                         -------------------------------


Houston, Texas
August 23, 1999